Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-133110 on Form S-3 and  No. 333-133108 and No. 333-143782 on Form S-8 of American CareSource Holdings, Inc. of our report dated March 31, 2009 relating to our audits of the consolidated financial statements which appear in this Annual Report on Form 10-K of American CareSource Holdings, Inc. for the year ended December 31, 2008.

/s/ McGladrey & Pullen, LLP
Des Moines, Iowa

March 31, 2009